SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF THE REPORT (Date of Earliest Event Reported): July 7, 2004

                          REPUBLIC FIRST BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         PENNSYLVANIA                   0-17007                 23-2486815
         ------------                   -------                 ----------
(STATE OR OTHER JURISDICTION       (COMMISSION FILE         (I.R.S. EMPLOYER
      OF INCORPORATION)               NUMBER)                IDENTIFICATION NO.)

                    1608 WALNUT STREET, PHILADELPHIA PA 19103
                    -----------------------------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (215) 735-4422
                                                    --------------


--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED FROM LAST REPORT)



                                Page 1 of 3 Pages

Item 5. Other Items
-------------------

On July 2, 2004, Republic First Bank, a wholly owned subsidiary of Republic First Bancorp ("the Company"), was awarded a damage verdict in the amount of $4,439,000 against a Philadelphia law firm in connection with their improper representation of the Bank in a loan transaction which caused prior year losses for the Company. On August 3, 2004, the Court will address an additional verdict of punitive damages arising from the same improper conduct by the law firm. Thereafter, the Court would have to enter its verdict as a judgment. Prior to the entry of the verdict as a final judgment, there may be post-trial motions and appeals. The Company is unable to predict the amount of the judgment, if any, that would be received by the Bank until all post-trial motions and appeals have been resolved. In the event that the Company is successful in pursuing this verdict to final judgment, an unrelated loan participant would be entitled to 31.5%, and the Company 68.5% of the judgment, after deduction of the attorney's fees to achieve the final result.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             REPUBLIC FIRST BANCORP, INC.
                                             ----------------------------
                                                         (Registrant)



Dated:  July 7, 2004                         By: /s/  PAUL FRENKIEL
        ------------                         ----------------------
                                                Paul Frenkiel
                                                Chief Financial Officer




                                   Page 3 of 3